Exhibit 16.1

Grant Thornton

May 3, 2016

Grant Thornton LLP
700 Milam Street, Suite 300
Houston, TX 77002-2848
T 832.476.3600
F 713.655.8741
GrantThornton.com
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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Erin Energy Corporation
File No. 001-34525

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Erin Energy Corporation dated May 3, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP